Exhibit 99.1

News Release

Newell Brands Announces Early Results of its Tender Offers

HOBOKEN, NJ – October 16, 2018 – Newell Brands Inc. (NYSE:NWL) (the “Company” or “Newell Brands”) announced today that, pursuant to its previously announced tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”) (such offer, the “Any and All Offer”), and (ii) up to $650,000,000 in aggregate principal amount (the “Maximum Waterfall Tender Amount”) of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the tender cap specified in Table II below (the “2026 Notes Tender Cap”) and the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”), $249,064,000 principal amount of the Any and All Notes and $2,259,410,000 in combined aggregate principal amount of the Waterfall Notes were validly tendered and not properly withdrawn at or prior to 5:00 p.m., New York City time, on October 15, 2018 (the “Early Tender Deadline”). The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, dated October 1, 2018, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”).

The following tables set forth certain information regarding the tender offers, including the aggregate principal amount of each series of Securities that were validly tendered and not properly withdrawn at or prior to the Early Tender Deadline. The withdrawal deadline of 5:00 p.m., New York City time, on October 15, 2018 has passed and, accordingly, Securities validly tendered in the tender offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Table I

Securities Subject to the Any And All Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(2)
2.875% Notes due 2019	$350,000,000	CUSIP: 651229 AP1 ISIN: US651229AP14	$30	1.375% UST Due 12/15/19	FIT4	20	$249,064,000

(1)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.

Table II

Securities Subject to the Waterfall Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(3)
3.150% Notes due 2021	$1,000,000,000	CUSIP: 651229 AU0 ISIN: US651229AU09	N/A	1	$30	2.750% UST Due 09/15/21	FIT1	70	$737,548,000
3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	N/A	2	$30	2.875% UST Due 09/30/23	FIT1	125	$892,109,000
4.200% Notes due 2026	$2,000,000,000	CUSIP: 651229 AW6 ISIN: US651229AW64	$100,000,000	3	$30	2.875% UST Due 08/15/28	FIT1	190	$629,753,000

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	1

News Release

(1)	The 2026 Notes Tender Cap is the maximum aggregate principal amount of the 4.200% Notes due 2026 that will be purchased in the Waterfall Offer.
(2)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(3)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.

Subject to the Maximum Waterfall Tender Amount, the amount of each series of Waterfall Notes that are purchased in the Waterfall Offer will be determined in accordance with the acceptance priority levels specified in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level. In addition, the maximum aggregate principal amount of the Company’s 4.200% Notes due 2026 purchased in the Waterfall Offer will not exceed the 2026 Notes Tender Cap, as specified in Table II above.

Because the aggregate principal amount of validly tendered Waterfall Notes exceeded the Maximum Waterfall Tender Amount, the Waterfall Notes will be purchased subject to Acceptance Priority Levels and proration as described in the Offer to Purchase.

Holders of Securities that were validly tendered and not properly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration which includes the applicable Early Tender Premium specified in the tables above. Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. The settlement date for securities tendered at or prior to the Early Tender Deadline and accepted for purchase is expected to be October 18, 2018. The Company expects to issue a press release on October 16, 2018 announcing the Total Consideration payable in connection with the tender offers.

Although the tender offers are scheduled to expire at midnight, New York City time, at the end of October 29, 2018, unless extended or terminated (the “Expiration Date”), because the Waterfall Offer was fully subscribed as of the Early Tender Deadline, the Company does not expect to accept for purchase any Waterfall Notes tendered after the Early Tender Deadline. Securities not accepted for purchase will be promptly returned or credited to the holder’s account. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable Tender Offer Consideration for Securities accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium. The Company has also called for redemption of the remaining Any and All Notes not tendered in the Any and All Offer at the redemption price, plus accrued and unpaid interest to, but not including, November 9, 2018.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Citigroup Global Markets Inc. is serving as the Lead Dealer Manager, and Barclays Capital Inc. and BofA Merrill Lynch are serving as Co-Dealer Managers, in connection with the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information. Copies of the Tender Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the tender offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free).

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	2

News Release

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers and redemption, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and redemption and satisfy the conditions thereto, and other potential factors, risk and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its quarterly reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+ (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	3